UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 10, 2012

Novellus Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-17157	77-0024666
(Commission File Number)	(I.R.S. Employer Identification No.)

4000 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 943-9700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 10, 2012, Novellus Systems, Inc. (“Novellus”), held a special meeting of Novellus shareholders (the “Special Meeting”) in connection with the previously announced merger (the “Merger”) of BLMS Inc. (“Merger Sub”), a wholly-owned subsidiary of Lam Research Corporation (“Lam Research”), with and into Novellus, pursuant to the Agreement and Plan of Merger, dated as of December 14, 2011, by and among Lam Research, Merger Sub, and Novellus (the “Merger Agreement”).

At the Special Meeting, Novellus shareholders approved the Merger, the Merger Agreement and the principal terms thereof. The final voting results are as follows:

1.	Approval of (i) the merger of BLMS Inc., a wholly-owned subsidiary of Lam Research Corporation, with and into Novellus Systems, Inc. and (ii) the Agreement and Plan of Merger by and among Lam Research Corporation, BLMS Inc. and Novellus Systems, Inc., and the principal terms thereof.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
54,600,842	171,615	68,009	—

2.	Approval, on an advisory basis, of the compensation of Novellus’ named executive officers that is based on or otherwise relates to the merger.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
48,116,650	6,496,498	227,318	—

In connection with the Special Meeting, Novellus also solicited proxies with respect to a proposal to adjourn the Special Meeting, if necessary and appropriate, for the purpose of soliciting additional proxies. The adjournment proposal, which was unnecessary in light of the approval of the Merger and the Merger Agreement by Novellus’ shareholders as indicated above, was not submitted to Novellus’ shareholders for approval at the Special Meeting.

Item 8.01 Other Events.

On May 11, 2012, Novellus issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated May 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novellus Systems, Inc.

Date: May 11, 2012	By:	/s/ Andrew Gottlieb
Andrew Gottlieb
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 11, 2012.

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